EXHIBIT 99.1

GENERAL FINANCE CORPORATION ANNOUNCES TAKEOVER OFFER TO ACQUIRE PUBLIC NONCONTROLLING INTEREST IN ROYAL WOLF

Conference Call and Webcast Scheduled for Thursday, July 13, 2017
10:00 a.m. Eastern Time/7:00 a.m. Pacific Time

PASADENA, CA – July 12, 2017 – General Finance Corporation (NASDAQ:GFN) (the “Company”) announced that it will commence, through a wholly-owned Australian subsidiary, an off-market takeover offer and has entered into a binding takeover bid implementation agreement with Royal Wolf Holdings Limited (“Royal Wolf”) to acquire the approximately 49.2 million outstanding ordinary (common) shares of Royal Wolf that are not currently owned by the Company and its subsidiaries. The takeover offer is for A$1.83 per share in cash, less a special dividend declared by Royal Wolf of A$0.0265 per share, for total purchase consideration to be paid by the Company of A$88.7 million. The Company controls 51% of the total outstanding ordinary shares of Royal Wolf.

The A$1.83 per share purchase price represents a 41% premium over Royal Wolf’s latest closing price of A$1.30 per share on July 11, 2017, and a 39% premium to Royal Wolf’s three-month volume weighted-average price to July 11, 2017 of A$1.32 per share.

The proposed transaction is expected to close in four months and is subject to acceptance of the bid by the number of shares necessary for the Company to acquire 90% or more of Royal Wolf’s outstanding shares. If it acquires 90% or more of Royal Wolf’s outstanding shares, the Company will be able to complete a compulsory acquisition following which the remaining Royal Wolf shareholders will be required to sell their shares to the Company. The Company has received financing for the takeover offer from Bison Capital Equity Partners V, LP and its affiliates.

“We are pleased to have reached an agreement with the independent committee of the Royal Wolf Board of Directors on what we believe to be a fair price for all parties,” said Ronald Valenta, Chairman and Chief Executive Officer of General Finance Corporation. “Not only will this accretive transaction enable us to participate in 100% of the future growth opportunities at Royal Wolf, it will also facilitate streamlined financial reporting and eliminate the redundant costs associated with being a public company in Australia.”

Conference Call Details

Management will host a conference call on Thursday, July 13, 2017 at 7:00 a.m. Pacific Time (10:00 a.m. Eastern Time) to further discuss the proposed transaction. The conference call number for U.S. participants is (866) 901-5096, and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 48306436. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at www.generalfinance.com.

A replay of the conference call may be accessed through July 20, 2017 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 48306436.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those countries. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel-related products in North America. Royal Wolf’s shares trade under the code “RWH” on the Australian Securities Exchange.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
(310) 622-8223